UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM 8-K
 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: December 15, 2020
(Date of earliest event reported)
DARDEN RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1000 Darden Center Drive, Orlando, Florida 32837
(Address of principal executive offices, including zip code)
(407) 245-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, without par value	DRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On December 18, 2020, Darden Restaurants, Inc. (the Company) issued a news release entitled “Darden Restaurants Reports Fiscal 2021 Second Quarter Results; Announces Quarterly Dividend; And Provides Fiscal 2021 Third Quarter Outlook,” a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K. In addition, the slide presentation accompanying the Company’s conference call will be posted on the Company’s website.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 2.02 in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section. The information in this Item 2.02 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the Securities Act), except as expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

On December 15, 2020, the Board of Directors (the Board) of the Company made the following executive appointments, effective January 4, 2021:

•Eugene I. Lee, Jr., previously the Company’s President and Chief Executive Officer, was appointed Chairman and Chief Executive Officer.

•Ricardo Cardenas, previously the Company’s Senior Vice President, Chief Financial Officer, was appointed President and Chief Operating Officer.

Mr. Cardenas, age 52, had been our Senior Vice President, Chief Financial Officer since 2016. He was Senior Vice President, Chief Strategy Officer of the Company from 2015 to 2016, prior to which he served as Senior Vice President, Finance, Strategy and Technology from 2014 to 2015. He was Executive Vice President of Operations for LongHorn Steakhouse from 2013 to 2014 and Senior Vice President of Operations for LongHorn Steakhouse’s Philadelphia Division from 2012 to 2013. He served as Senior Vice President of Finance for Red Lobster, which the Company previously owned, from 2010 to 2012. Mr. Cardenas originally joined the Company in 1984 as an hourly employee and served in various positions of increasing responsibility, including Vice President of Finance for Olive Garden, prior to the positions described above.

As previously disclosed, on April 23, 2020, the Company completed a public underwritten offering of 9,000,000 shares of the Company’s common stock. Mr. Cardenas purchased $175,000 in purchase price of the Company’s shares from the underwriters at the same price as the public, $58.50 per share. The pricing and certain other terms of the offering were approved by an Equity Pricing Committee created by the Board for the offering and comprised of only disinterested directors who did not have or intend to have a financial interest in the offering and were determined by the Board to be “qualified directors” under the Florida Business Corporation Act.

•Rajesh Vennam was appointed Senior Vice President, Chief Financial Officer and Treasurer.

Mr. Vennam, age 46, had been our Senior Vice President, Corporate Finance and Treasurer since September 2020, prior to which he was Senior Vice President, Finance and Analytics since 2016. From 2014 to 2016, he served as Vice President, Financial Planning and Analysis and Investor Relations for The Fresh Market, Inc., a specialty grocery retailer which during the period of Mr. Vennam’s service was publicly traded. From 2013 to 2014, Mr. Vennam served in a variety of roles at Red Lobster, ultimately serving as Senior Vice President of Financial Planning and Analysis and Treasury of Red Lobster Hospitality, LLC, the entity to which the Company sold its Red Lobster restaurants in 2014. From 2010 through 2013, he served as Director of Financial Planning and Analysis for LongHorn Steakhouse. Mr. Vennam joined the Company in 2003 and served in a variety of positions of increasing responsibility, including as a Manager of Treasury, prior to the positions described above.

Additional information about these appointments is included in the Company’s news release dated December 18, 2020 entitled “Darden Board of Directors Elects CEO Eugene I. Lee, Jr. as Chair; Darden Names Ricardo Cardenas as President and

Chief Operating Officer; Rajesh Vennam Named Chief Financial Officer,” a copy of which is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Compensation Arrangements for President and Chief Operating Officer

On December 15, 2020, in connection with his appointment as President and Chief Operating Officer described above, the Compensation Committee of the Board approved new compensation arrangements for Mr. Cardenas effective January 4, 2021. Mr. Cardenas’ base salary will be $775,000. Mr. Cardenas’ target annual bonus under the Company’s annual cash incentive program will be unchanged at 100% of his annual base salary. Mr. Cardenas’ target annual equity grant under the Company’s long-term incentive program will have an aggregate value of $1,750,000.

Compensation Arrangements for Senior Vice President, Chief Financial Officer and Treasurer

On December 15, 2020, in connection with his appointment as Senior Vice President, Chief Financial Officer and Treasurer described above, the Compensation Committee of the Board approved new compensation arrangements for Mr. Vennam effective January 4, 2021. Mr. Vennam’s base salary will be $500,000. Mr. Vennam’s target annual bonus under the Company’s annual cash incentive program will be 75% of his annual base salary. Mr. Vennam’s target annual equity grant under the Company’s long-term incentive program will have an aggregate value of $750,000.

Fiscal 2021 Annual Incentive Plan

As previously disclosed, on June 23, 2020, the Compensation Committee of the Board approved a methodology for the annual incentive plan for the fiscal year ended May 30, 2021 for each of our named executive officers except for our Chief Executive Officer (CEO). On June 24, 2020, the Board approved the same methodology for the fiscal 2021 annual incentive plan for our CEO. In light of the continued uncertainty at that time surrounding the timing of and conditions under which our restaurants would be able to fully re-open, the Compensation Committee deferred the final determination of financial performance measures and other performance criteria to be used in the fiscal 2021 annual incentive plan to a later date. On August 25, 2020, the Company adopted the Darden Restaurants, Inc. Annual Incentive Plan (AIP) document effective as of June 1, 2020 and set forth the performance objectives for incentive awards with respect to fiscal 2021, subject to rules as to how the Compensation Committee would measure performance with respect to one or more of those performance objectives.

On December 15, 2020, the Compensation Committee established rules to measure fiscal 2021 performance results for the annual incentive plan for each of our named executive officers except for our CEO. The Compensation Committee determined that performance for the second half of the fiscal year will be determined using a single performance measure, Adjusted Diluted Net Earnings Per Share (Adjusted EPS), and established threshold, target and maximum performance goals for Adjusted EPS. The performance results for the second half of the year may be adjusted up or down by no more than 20% of target amount based on performance results with respect to the first half of fiscal 2021 as determined by the Compensation Committee based on the subjective performance criteria established in the AIP document for fiscal 2021. Pursuant to the Board’s previous action on June 24, 2020, these same rules for measuring fiscal 2021 performance results apply with respect to our CEO.

As previously disclosed, this methodology will result in any payouts under the fiscal 2021 annual incentive plan continuing to be based on financial results against pre-determined goals, but with (a) those goals being set now that there is more visibility into performance expectations and (b) the ability to modify payouts based on an assessment of management’s performance in the first half of fiscal 2021 positioning the Company for success in the second half of the fiscal year and in the long-term.

Item 8.01	Other Events.

On December 15, 2020, the Board elected Eugene I. Lee, Jr., the Chief Executive Officer of the Company, to also serve as Chairman of the Board, effective January 4, 2021. In addition, the independent directors of the Board elected Charles M. Sonsteby, previously the Chairman of the Board, to serve as the Company’s Lead Independent Director, also effective January 4, 2021. Additional information about these appointments is included in the Company’s news release dated December 18, 2020 entitled “Darden Board of Directors Elects CEO Eugene I. Lee, Jr. as Chair; Darden Names Ricardo Cardenas as President and Chief Operating Officer; Rajesh Vennam Named Chief Financial Officer,” a copy of which is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

The Board concluded that it is in the best interests of the Company to combine the roles of Chairman and CEO in order to drive the most efficient execution of its long-term strategy at a time of unprecedented change in the restaurant industry. The

Board recognizes the importance of strong independent leadership on the Board and believes that as the Lead Independent Director, Mr. Sonsteby will continue to provide strong leadership and oversight to the Company. The Board also approved amendments to the Company’s Corporate Governance Guidelines to define the duties and responsibilities of the Lead Independent Director. The Corporate Governance Guidelines, as amended, are available at www.darden.com under Investor Relations – Corporate Governance.

Item 9.01	Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Description of Exhibit
99.1	News release dated December 18, 2020 entitled “Darden Restaurants Reports Fiscal 2021 Second Quarter Results; Announces Quarterly Dividend; And Provides Fiscal 2021 Third Quarter Outlook.”
99.2
News release dated December 18, 2020 entitled “Darden Board of Directors Elects CEO Eugene I. Lee, Jr. as Chair; Darden Names Ricardo Cardenas as President and Chief Operating Officer; Rajesh Vennam Named Chief Financial Officer.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

By:	/s/ Ricardo Cardenas
Ricardo Cardenas
Senior Vice President and Chief Financial Officer
Date: December 18, 2020

5